UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 1, 2021

Technical Communications Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-34816	04-2295040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Domino Drive, Concord, MA 01742
(Address of Principal Executive Offices) (Zip Code)

(978) 287-5100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2021, Technical Communications Corporation received a loan from bankHometown, evidenced by a promissory note, under the U.S. Small Business Administration's Paycheck Protection Program as authorized under the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”). The loan is in the principal amount of $474,400 and all or a portion of the loan is expected to be forgiven under provisions of the Economic Aid Act; any portion not forgiven will be paid back over five years at an interest rate of 1% per annum.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired. Not applicable.
b. Pro forma financial information. Not applicable.
c. Shell company transactions. Not applicable.
d. Exhibits.

Exhibit No.	Title

99.1	Press Release dated February 3, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Date: February 3, 2021	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer